Exhibit 10.33

FIRST AMENDMENT
TO
MQ ASSOCIATES, INC.
2003 STOCK OPTION PLAN

This First Amendment (this “Amendment”) to the MQ Associates, Inc. 2003 Stock Option Plan. (the “Plan”) is made effective as of January 1, 2003 (the “Effective Date”).  Capitalized terms used and not otherwise defined in this Amendment have the meanings given such terms in the Plan.

RECITALS:

WHEREAS, the Board previously adopted the Plan effective as of the Effective Date in order to provide an incentive to select MedQuest employees by granting such employees Options; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to amend the Plan to provide for the grant of Options that are NQSOs to such non-employee directors of MedQuest and such independent contractors to MedQuest as the Committee may designate in order to provide an incentive to such select non-employee directors and independent contractors.

NOW THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

AMENDMENT:

1.             Amendment to Section 1 of the Plan.  The first sentence of Section 1 of the Plan is amended and restated in its entirety as follows:

“The purpose of the MQ Associates, Inc. 2003 Stock Option Plan (the “Plan”) is to provide an incentive to certain employees, non employee directors and independent contractors of MQ Associates, Inc., a Delaware corporation (the “Company”), and of the Company’s subsidiaries and affiliates (the Company and its subsidiaries and affiliates are referred to collectively as “MedQuest”) by granting such employees, independent contractors, and non-employee directors: (i) incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) options that are not ISOs (“NQSOs”), in either case to acquire shares of the Company’s common stock, par value $0.001 per share (“Shares” of “Stock”).”

2.             Amendment to Section 4 of the Plan.  Clauses (ii) and (iii) of Section 4(b) of the Plan are hereby amended and restated in their entirety as follows:

“(ii) to grant NQSOs to such employees, non-employee directors, and independent contractors as the Committee shall select (the grantee of an ISO or NQSO is hereinafter referred to as an “Optionee”); (iii) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of Shares that may be subject to Options, the Option Price, and the period during which an Optionee must remain a MedQuest employee, non-employee director, or independent contractor prior to the exercise of an Option;”

3.             Amendment to Section 5 of the Plan.  Section 5(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a)         Option Agreement.  The Committee shall, subject to the terms of the Plan, have sole authority to determine the employees, non-employee directors, and independent contractors to whom Options shall be granted under the Plan and the terms and conditions of such Options.  Each Option granted under the Plan shall be evidenced by a stock option agreement (each, an “Option Agreement”).  Each Option Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the Committee may deem necessary or desirable.  Unless the Committee determines otherwise at the time of any grant, each Option Agreement granted to an employee shall be in substantially the form attached hereto as Exhibit A and each Option Agreement granted to a non-employee director or independent contractor shall be in substantially the form attached hereto as Exhibit A-1.”

4.             Amendment to Section 7 of the Plan.  The first sentence of Section 7 of the Plan is hereby amended and restated in its entirety as follows:

“Any unexercised Options shall automatically and without notice expire upon the first to occur of the following:

(a)           the tenth anniversary of the Grant Date, or such earlier date as may be specified in the applicable Option Agreement; or

(b)           upon termination of the Optionee’s employment with, or service as a non-employee director or independent contractor of, MedQuest, except to the extent otherwise specified in the applicable Caption Agreement or as determined by the Committee.”

5.             Amendment to Section 9 of the Plan.  The last sentence of Section 9 of the Plan is hereby amended and restated in its entirety as follows:

“Nothing herein or in any option Agreement shall confer on any Optionee any right to continued employment with or service to MedQuest or interfere in any way with the rights of MedQuest to terminate such employment or service at any time.”

6.             Addition of Exhibit A-1 to the Plan.  Exhibit A-1, attached to this Amendment and referenced in Section 3(a) of the Plan as amended by this Amendment, is hereby incorporated in and made a part of the Plan as Exhibit A-1 thereto.

7.             No Further Modification.  Except as expressly amended hereby, the Plan remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the Amendment Date.

MQ ASSOCIATES, INC.

By:		Effective Date: January 1, 2003
Name
Title:

EXHIBIT A-1

(See separate exhibit filed with the Securities and Exchange Commission.)